Exhibit 99.1

Genpact Reports Results for the Second Quarter of 2013

Revenues of $534.8 Million, Up 14.4%

Adjusted Income from Operations of $89.2 Million, Up 14.6%

Cash Flow from Operations of $76.1 Million

NEW YORK, August 6, 2013 – Genpact Limited (NYSE: G), a global leader in business process management and technology services, today announced financial results for the second quarter ended June 30, 2013.

Key Financial Results – Second Quarter 2013

•

Revenues were $534.8 million, up 14.4% from $467.6 million in the second quarter of 2012. Revenues from Global Clients were up 19.8%, and business process management revenues from Global Clients were up 18.1%.

•	Income from operations was $78.0 million, up 23.5% from $63.2 million in the second quarter of 2012.

•

Net income attributable to Genpact Limited shareholders was $63.9 million, up 4.5% from $61.1 million in the second quarter of 2012. Net income margin for the second quarter of 2013 was 11.9%, compared to 13.1% in the second quarter of 2012.

•	Diluted earnings per common share were $0.27, unchanged from the second quarter of 2012.

•	Adjusted income from operations was $89.2 million, up 14.6% from $77.8 million in the second quarter of 2012.

•	Adjusted income from operations margin was 16.7%, up from 16.6% in the second quarter of 2012.

•	Adjusted diluted earnings per share were $0.32, unchanged from the second quarter of 2012.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO said, “Continuing our momentum in 2013, in the second quarter Genpact delivered strong growth in revenues and adjusted operating income, as well as solid cash flows from operations. Our results demonstrate that the key elements of our growth strategy are resonating with the marketplace. With an increasingly targeted focus on the most promising industry verticals and solutions that integrate process, technology and analytics, we are unlocking innovation, driving client loyalty and strengthening our foundation for long-term sustainable growth.”

Revenues from Global Clients grew 19.8% over the second quarter of 2012. Business process management revenues from Global Clients grew by 18.1%, led by growth in Banking and Financial Services, Consumer Packaged Goods, Life Sciences and Healthcare and Business Services. Revenues from Global Clients represented approximately 77.3% of Genpact’s total revenues, or $413.2 million, with the remaining 22.7% of revenues, or $121.6 million, coming from GE. GE revenues decreased 0.9% from the second quarter of 2012, adjusted for dispositions by GE of businesses that Genpact continues to serve.

In the 12 months ending June 30, 2013, 55 client relationships each contributed revenues of $5 – $15 million, up from 41 such relationships as of June 30, 2012, 14 client relationships each contributed revenues of $15 – $25 million, up from 11 such relationships as of June 30, 2012 and 12 client relationships each contributed revenues of $25 million or more, up from 10 such client relationships as of June 30, 2012.

75.1% of Genpact’s revenues for the quarter came from business process management services, compared to 76.5% in the second quarter of 2012. Revenues from IT services were 24.9% of total revenues for the quarter, up from 23.5% in the second quarter of 2012.

Genpact generated $76.1 million of cash from operations in the quarter, compared to $127.2 million (including approximately $45 million from an up-front client payment) in the second quarter of 2012. Genpact had approximately $535.9 million in cash and cash equivalents and short term deposits as of June 30, 2013.

As of June 30, 2013, Genpact had approximately 60,200 employees worldwide, up from approximately 58,600 as of June 30, 2012. Genpact’s employee attrition rate for the quarter was approximately 27%, measured from the first day of employment, compared to 25% for the same period in 2012. Annualized revenue per employee for the quarter was $36,700, up from $33,900 for the three months ended June 30, 2012.

Year-to-Date Results

•	Revenues were $1.039 billion, up 15.0% from $903.1 million for the six months ended June 30, 2012.

•	Income from operations was $151.9 million, up 22.9% from $123.6 million in the six months ended June 30, 2012.

•

Net income attributable to Genpact Limited shareholders was $110.6 million, up from $99.6 million for the six months ended June 30, 2012; net income margin was 10.6%, compared to 11.0% for the six months ended June 30, 2012.

•	Diluted earnings per common share were $0.47, up from $0.44 for the six months ended June 30, 2012.

•	Adjusted income from operations was $171.9 million, up 15.1% from $149.4 million for the six months ended June 30, 2012.

•	Adjusted income from operations margin was 16.6%, up from 16.5% for the six months ended June 30, 2012.

•	Adjusted diluted earnings per share were $0.55, up from $0.53 for the six months ended June 30, 2012.

Genpact’s employee attrition rate for the six months ended June 30, 2013 was 25%, measured from the first day of employment, compared to 24% for the same period in 2012. Annualized revenue per employee for the six months ended June 30, 2013 was $35,600, up from $33,400 for the six months ended June 30, 2012.

2013 Outlook

Tyagarajan continued, “The macro environment continues to be mixed: challenging for some industries and geographies, improving in others. Our pipeline is healthy and stable, with a significant uptick in larger, transformative deals. Large, transformational engagements are where we want to be, but they are complex and do have a longer decision cycle time. As a result of these longer cycle times, together with more subdued GE revenues, we now expect revenues for the full year 2013 to be in the lower half of our range of $2.15 – $2.20 billion. We continue to expect adjusted operating income margin in a range of 15.8% – 16.3%.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 4:30 p.m. ET on August 6, 2013 to discuss the company’s performance for the second quarter of 2013. To participate, callers can dial +1 877 703-6104 from within the U.S. or +1 857 244-7303 from any other country. Thereafter, callers will be prompted to enter the participant code, 90030810.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact Limited (NYSE: G), a global leader in business process management and technology services, leverages the power of smarter processes, smarter analytics and smarter technology to help its clients drive intelligence across their enterprise. Genpact’s Smart Enterprise Processes (SEPSM) framework, its unique science of process combined with deep domain expertise in multiple industry verticals, leads to superior business outcomes. Genpact’s Smart Decision Services deliver valuable business insights to its clients through targeted analytics, reengineering expertise, and advanced risk management. Making technology more intelligent by embedding it with process and data insights, Genpact also offers a wide range of technology services. Driven by a passion for process innovation and operational excellence built on its Lean and Six Sigma DNA and the legacy of serving GE for more than 15 years, the company’s 60,000+ professionals around the globe deliver services to its more than 700 clients from a network of 68 delivery centers across 18 countries supporting more than 30 languages. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Bharani Bobba
+1 (646) 624-5951
bharani.bobba@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of June 30,
	2012	2013
Assets
Current assets
Cash and cash equivalents	$459,228	$519,127
Accounts receivable, net	451,960	474,702
Accounts receivable from related party, net	29	63
Short term deposits	18,292	16,791
Deferred tax assets	48,489	53,774
Prepaid expenses and other current assets	150,769	178,159

Total current assets	$1,128,767	$1,242,616
Property, plant and equipment, net	200,362	180,606
Deferred tax assets	91,383	96,187
Investment in equity affiliates	416	334
Customer-related intangible assets, net	84,748	83,190
Marketing-related intangible assets, net	21,585	22,136
Other intangible assets, net	6,054	6,461
Goodwill	956,064	962,933
Other assets	116,548	105,866

Total assets	$2,605,927	$2,700,329

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of June 30,
	2012	2013
Liabilities and equity
Current liabilities
Short-term borrowings	$80,000	$115,000
Current portion of long-term debt	4,982	4,250
Current portion of capital lease obligations	1,301	1,379
Accounts payable	18,652	13,915
Income taxes payable	22,304	41,065
Deferred tax liabilities	538	379
Accrued expenses and other current liabilities	390,041	386,026

Total current liabilities	$517,818	$562,014
Long-term debt, less current portion	656,879	655,726
Capital lease obligations, less current portion	2,533	2,784
Deferred tax liabilities	6,068	6,046
Other liabilities	250,848	277,137

Total liabilities	$1,434,146	$1,503,707

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 225,480,172 and 229,513,754 issued and outstanding as of December 31, 2012 and June 30, 2013, respectively	2,253	2,294
Additional paid-in capital	1,202,448	1,238,983
Retained earnings	281,982	392,595
Accumulated other comprehensive income (loss)	(318,272)	(439,458)

Genpact Limited shareholders’ equity	1,168,411	1,194,414
Noncontrolling interest	3,370	2,208

Total equity	1,171,781	1,196,622
Commitments and contingencies	—	—

Total liabilities and equity	$2,605,927	$2,700,329

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2012	2013	2012	2013
Net revenues
Net revenues from services - others	$467,469	$534,614	$902,793	$1,038,271
Net revenues from services - related party	162	190	317	381

Total net revenues	467,631	534,804	903,110	1,038,652

Cost of revenue
Services	285,222	332,714	550,687	644,440

Total cost of revenue	285,222	332,714	550,687	644,440

Gross profit	$182,409	$202,090	$352,423	$394,212

Operating expenses:
Selling, general and administrative expenses	114,253	118,403	219,258	231,627
Amortization of acquired intangible assets	5,790	6,185	11,080	11,736
Other operating (income) expense, net	(801)	(486)	(1,513)	(1,088)

Income from operations	$63,167	$77,988	$123,598	$151,937

Foreign exchange (gains) losses, net	(21,977)	(17,184)	(18,306)	(13,802)
Other income (expense), net	(699)	(10,539)	(823)	(15,650)

Income before Equity-method investment activity, net and income tax expense	$84,445	$84,633	$141,081	$150,089

Equity-method investment activity, net	13	(63)	26	(107)

Income before income tax expense	$84,432	$84,696	$141,055	$150,196

Income tax expense	21,633	19,234	38,000	36,482

Net Income	$62,799	$65,462	$103,055	$113,714

Net income attributable to noncontrolling interest	1,699	1,586	3,415	3,101

Net income attributable to Genpact Limited shareholders	$61,100	$63,876	$99,640	$110,613

Net income available to Genpact Limited common shareholders	61,100	63,876	99,640	110,613
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.27	$0.28	$0.45	$0.48
Diluted	$0.27	$0.27	$0.44	$0.47

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	223,182,251	229,237,503	222,996,243	228,232,364
Diluted	227,880,427	235,329,303	227,676,670	234,475,027

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2012	2013
Operating activities
Net income attributable to Genpact Limited shareholders	$99,640	$110,613
Net income attributable to noncontrolling interest	3,415	3,101

Net income	$103,055	$113,714

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	28,145	27,318
Amortization of debt issue costs (including loss on extinguishment of debt)	1,307	4,392
Amortization of acquired intangible assets	11,118	11,736
Reserve for doubtful receivables	(151)	5,070
Reserve for mortgage loans	107	—
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(18,962)	(14,067)
Equity-method investment activity, net	26	(107)
Stock-based compensation expense	17,243	16,619
Deferred income taxes	(8,728)	1,589
Others, net	90	6,087
Change in operating assets and liabilities:
Increase in accounts receivable	(16,791)	(25,492)
Increase in other assets	(36,308)	(25,385)
Decrease in accounts payable	(5,076)	(3,060)
Decrease in accrued expenses and other current liabilities	(1,321)	(33,809)
Increase in income taxes payable	30,611	18,826
Increase in other liabilities	27,707	4,244

Net cash provided by operating activities	$132,072	$107,675

Investing activities
Purchase of property, plant and equipment	(41,602)	(25,635)
Proceeds from sale of property, plant and equipment	283	283
Investment in affiliates	(205)	—
Short term deposits placed	(26,493)	(36,769)
Redemption of short term deposits	20,410	36,769
Payment for business acquisitions, net of cash acquired	(36,927)	(46,134)
Proceeds from divestiture of business, net of cash divested	—	(1,049)

Net cash used for investing activities	$(84,534)	$(72,535)

Financing activities
Repayment of capital lease obligations	(1,162)	(874)
Proceeds from long-term debt	—	121,410
Repayment of long-term debt	(15,000)	(119,723)
Proceeds from Short-term borrowings	—	35,000
Repayment of Short-term borrowings	(1,000)	—
Proceeds from issuance of common shares under stock based compensation plans	3,788	27,478
Payment for net settlement of stock based awards	(1,409)	(7,521)
Payment of Earn-out consideration	—	(2,993)
Cost incurred in relation to debt amendment and refinancing	—	(7,908)
Distribution to noncontrolling interest	(2,762)	(3,242)

Net cash provided by (used for) financing activities	$(17,545)	$41,627

Effect of exchange rate changes	(1,703)	(16,868)
Net increase in cash and cash equivalents	29,993	76,767
Cash and cash equivalents at the beginning of the period	408,020	459,228

Cash and cash equivalents at the end of the period	$436,310	$519,127

Supplementary information
Cash paid during the period for interest	$4,212	$18,474
Cash paid during the period for income taxes	$40,266	$38,909
Property, plant and equipment acquired under capital lease obligation	$1,178	$1,385

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;

•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition related expenses and amortization of related acquired intangibles for its internal management reporting, budgeting and decision making purposes including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and amortization of acquired intangibles thereof, since July 2012 Genpact’s management uses financial statements that exclude all acquisition related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision making purposes including comparing Genpact’s operating results to that of its competitors.

Additionally, Genpact’s management uses financial statements that exclude stock-based compensation expense, amortization of acquired intangibles at formation in 2004 and expenses related to the change of shareholding and capital restructuring in 2012. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude all of the above expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and acquisition related expenses, if any. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and six months ended June 30, 2012 and 2013:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2012	2013	2012	2013
Income from operations as per GAAP	$63,167	$77,988	$123,598	$151,937
Add: Amortization of acquired intangible assets resulting from Formation Accounting	1,755	767	3,632	1,572
Add: Amortization of acquired intangible assets relating to acquisitions	2,627	4,087	5,254	7,498
Add: Consultancy and legal fees relating to change of shareholding and capital restructuring	1,687	—	2,487	—
Add: Stock based compensation	9,980	10,093	17,243	16,619
Less: Provision for loss on divestitures	—	(2,945)	—	(3,661)
Add: Other income (expense)	322	709	632	979
Add Gain (Loss) on Equity-method investment activity, net	(13)	63	(26)	107
Less: Net income attributable to noncontrolling interest	(1,699)	(1,586)	(3,415)	(3,101)

Adjusted income from operations	$77,826	$89,176	$149,405	$171,950

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2012	2013	2012	2013
Net income as per GAAP	$61,100	$63,876	$99,640	$110,613
Add: Amortization of acquired intangible assets resulting from Formation Accounting	1,755	767	3,632	1,572
Add: Amortization of acquired intangible assets relating to acquisitions	2,627	4,087	5,254	7,498
Add: Consultancy and legal fees relating to change of shareholding and capital restructuring	1,687	—	2,487	—
Add: Stock based compensation	9,980	10,093	17,243	16,619
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(366)	(158)	(833)	(299)
Less: Tax impact on amortization of acquired intangibles relating from acquisitions	(902)	(1,394)	(1,786)	(2,556)
Less: Tax impact on stock based compensation	(3,059)	(2,605)	(5,033)	(4,295)
Less: Tax impact on consultancy and legal fees relating to change of shareholding and capital restructuring	(182)	—	(182)	—

Adjusted net income	$72,640	$74,666	$120,422	$129,152

Adjusted diluted earnings per share	$0.32	$0.32	$0.53	$0.55